Exhibit 4.8
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                         AMENDMENT NO. 1
                               TO
           TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                 SECURITIES PURCHASE AGREEMENT

               AMENDMENT NO. 1, dated as of March 8, 1999 (the "Amendment"), to the SECURITIES PURCHASE AGREEMENT, dated as of September 4, 1998 (the "Original Agreement"), is entered into by and among TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation (the "Company"), CAHILL, WARNOCK STRATEGIC PARTNERS
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FUND, L.P., a limited partnership organized under the laws of the
State of Delaware, and STRATEGIC ASSOCIATES, L.P., a limited partnership organized under the laws of the State of Delaware (each a "Purchaser" and collectively the "Purchasers").
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                       W I T N E S S E T H:

               WHEREAS, pursuant to the Original Agreement, Company issued and sold, and the Purchasers purchased from the Company, severally and in the amounts set forth in the Original Agreement, debentures and warrants of the Company and, upon exercise of the Company Put Option (as defined in the Original Agreement), shares of the Company's common stock, par value $.0001 per share;

               WHEREAS, pursuant to its Marketplace Rules, The
Nasdaq Stock Market has requested that the parties make certain amendments to the Original Agreement;

               NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

               1.   Definitions.  Except as otherwise defined
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herein, all capitalized terms used herein shall have the same respective meanings as in the Original Agreement.

               2.   Amendment to Section 2.2.  Section 2.2(b) of
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the Original Agreement  is hereby amended by inserting a new clause (iv) as follows:

               "(iv)     Notwithstanding the foregoing and any
          provisions of the Warrants to the contrary, the Purchasers hereby agree that they will not exercise Warrants to purchase an aggregate number of shares of Common Stock in excess of 19.9% of the Company's outstanding shares on October 28, 1998 (i.e.., 19.9% of 8,567,222 shares = 1,704,877 shares) until a majority of the stockholders of the Company attending a duly called and held meeting of the stockholders shall have approved such exercise of Warrants in excess of 19.9% of the Company's outstanding shares on October 28, 1998."

               3.   Amendment to Section 8.  Section 8 of the
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Original Agreement is hereby amended by inserting a new Section
8.10 as follows:

               "8.10     Stockholders Meeting.  The Company shall
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          submit to its stockholders for approval at the next
          annual meeting of the stockholders of the Company, or if earlier, the next special meeting of the stockholders of the Company, a resolution approving the sale to the Purchasers of Common Stock of the Company constituting in excess of 19.9% of the outstanding Common Stock of the Company on October 28, 1998 and approving the Company's exercise of the Company Put Option."

               4.   Amendment to Section 9.1.  Section 9.1 of the
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Original Agreement is herby amended by inserting the following at the end thereof:

          "Notwithstanding the foregoing, the Company will not exercise the Company Put Option until a majority of the stockholders of the Company attending a duly called and held meeting of the stockholders shall have approved such exercise of the Company Put Option."

               5.   No Other Amendments.  Except as modified by
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this Amendment, the Original Agreement shall continue in full force and effect.

               6.   Choice of Law.  This Amendment shall be
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governed by, and construed in accordance with, the laws of the
State of New York, without regard to principles of conflict of laws.

               7.   Counterparts.  This Amendment may be executed
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in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed effective as of the date first above written.

THE COMPANY:

                         TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

                         By:    /s/ ANDREW L. SIMON
                            ----------------------------------------
                             Name:  Andrew L. Simon
                             Title: President and Chief Executive Officer
PURCHASERS:

                         CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.
                         By: CAHILL WARNOCK STRATEGIC PARTNERS, L.P., its General Partner

                         By:   /s/ DAVID L. WARNOCK
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                             Name:  David L. Warnock
                             Title: a General Partner

                         STRATEGIC ASSOCIATES, L.P.
                         By:  CAHILL, WARNOCK & COMPANY, LLC, its
                              General Partner

                         By:  /s/ DAVID L. WARNOCK
                            -----------------------------------------
                             Name:  David L. Warnock
                             Title: Managing Member